Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-57533, 333-49847, 333-70195, 333-83949, 333-94841, 333-61238, 333-71496, 333-105295, 333-114006, 333-111454 and 333-127269 (including any amendments thereto)) and on Form S-8 (Nos. 333-52479, 333-35868, 333-112379, 333-35866, 333-111457, 333-118816 and 333-127266 (including any amendments thereto)) of Cheniere Energy, Inc. of our reserve reports, which appear in this Annual Report on Form 10-K.

/s/ SHARP PETROLEUM ENGINEERING, INC.

SHARP PETROLEUM ENGINEERING, INC.

Houston, Texas

March 4, 2006